KPMG LLP
Aon Center
Suite 5500 200 E. Randolph Street
Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated December 26, 2024, with respect to the financial statements and financial highlights of Nuveen Municipal Income Fund, Inc., Nuveen Municipal High Income Opportunity Fund, Nuveen Municipal Credit Opportunities Fund, and Nuveen Dynamic Municipal Opportunities Fund.

Chicago, Illinois

January 7, 2026

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-277778) of Nuveen Municipal High Income Opportunity Fund of our report dated December 26, 2025, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

January 7, 2026